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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 6, 2004


                               IMAX CORPORATION
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
         --------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                0-24216                          98-0140269
   --------------------------------------------------------------------------
      (Commission File Number)          (I.R.S. Employer Identification No.)


        2525 SPEAKMAN DRIVE, SHERIDAN PARK, MISSISSAUGA, ONTARIO L5K 1B1
    ------------------------------------------------------------------------
    (Address of Principal Executive Offices)                     (Zip Code)


                                 (905) 403-6500
         --------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                                     - 2 -


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On May 6, 2004, IMAX Corporation (the "Company") issued a press release announcing the Company's financial and operating results for the quarter ended March 31, 2004, a copy of which is attached below.

     The information in this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to in such filing.



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                                     - 3 -




IMAX(R)

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


                 IMAX CORPORATION REPORTS FIRST QUARTER RESULTS


HIGHLIGHTS

-- Company reports earnings in-line with guidance and reaffirms earnings guidance for full year 2004.

-- Company secures milestone deal to release The Polar Express to IMAX(R) theatres, the first-ever Hollywood IMAX(R) 3D feature film, and third day-and-date IMAX DMR(R) release for 2004.

-- Company signs deals for six theatre systems in first quarter, including four IMAX(R) MPX(TM) systems.

Toronto, Canada - May 6, 2004 - IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today reported a net loss from continuing operations of $0.01 per share on a fully diluted basis for the three months ended March 31, 2004, before giving effect to the remaining and final costs associated with the refinancing of its Senior Notes. This compares to earnings from continuing operations of $0.07 per share on a fully diluted basis in the prior year period. Including the costs associated with the refinancing of the Company's Senior Notes of approximately $0.8 million, IMAX reported net losses from continuing operations of $0.03 per diluted share in the first quarter.

"In the first quarter, we met our financial goals and continued to hit our strategic marks in turning IMAX(R) theatres into the best place to see Hollywood blockbuster films. We continue to develop positive momentum with both the film studios and domestic exhibitors and see strong interest within international markets, which we are confident will lead to sustainable improvement in growth and financial performance over the long-term," said IMAX co-Chairmen and co-CEOs Richard L. Gelfond and Bradley J. Wechsler. "We now have an attractive slate of day-and-date IMAX DMR(R) titles for 2004 that we are comfortable we can successfully build upon to further drive our business in 2005 and beyond."

During the first quarter, the Company signed new contracts for six IMAX theatre systems, including four orders for the new IMAX(R) MPX(TM) system. Aggregate value of signings for the quarter totaled $9.8 million.


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                                     - 4 -


"The four IMAX MPX orders from domestic and international exhibitors in the first quarter demonstrate the building momentum with commercial operators for this exciting product," continued Messrs. Gelfond and Wechsler. We are encouraged by the traction that we are gaining with the IMAX MPX, having signed deals for 14 systems since unveiling it in March 2003, and we continue to expect an acceleration of IMAX MPX signings in 2004 and beyond. We are particularly pleased by the nature and tenor of our conversations with domestic exhibition chains."

Warner Bros. Pictures and IMAX announced today that they will make motion picture history this winter when The Polar Express becomes the first Hollywood feature film ever to be released in IMAX(R) 3D. This holiday themed, CGI stop-motion film, based on the popular and award-winning children's book, stars two-time Academy Award(R) winner Tom Hanks, and is directed by Academy Award winner Robert Zemekis. It will be released day-and-date, or simultaneously, to both IMAX and conventional theatres on November 19, 2004. IMAX also confirmed the day-and-date releases of the IMAX DMR version of Harry Potter and the Prisoner of Azkaban on June 4, 2004 to IMAX theatres in the U.S., Canada and certain international markets and the IMAX DMR version of Catwoman, starring Halle Berry, on July 23, 2004.

"A strong slate of IMAX DMR releases is a key factor in an exhibitor's decision to open an IMAX theatre. We now have three highly anticipated IMAX DMR day-and-date releases this year as part of our 2004 film slate, the strongest commercial release schedule in IMAX's history. The Polar Express, which marks a milestone in movie-going history as the first IMAX 3D release of a Hollywood feature film, completes our 2004 commercial film slate and demonstrates IMAX's ability to roll out new and exciting ways to experience films. With IMAX DMR continuing to gain acceptance in Hollywood, we expect to build on this year's releases to further establish IMAX as the newest release window for event Hollywood films," concluded Messrs. Gelfond and Wechsler.

On March 12, 2004, IMAX, in collaboration with Warner Bros. Pictures and with sponsorship from AOL(R) for Broadband, launched NASCAR 3D: The IMAX Experience. The film opened in 68 IMAX theatres, marking the widest domestic opening for an IMAX film in the Company's history. The film set a record for the highest grossing opening weekend for an originally produced IMAX film, and has generated approximately $10 million in gross box office to date.

In the first quarter, the Company's consolidated revenues were $24.9 million as compared to $33.6 million in the prior year period. IMAX systems revenue was $16.0 million versus $22.3 million in the prior year, as the Company recognized revenue on two theatre systems versus eight theatre systems in the first quarter of 2003. Systems revenue also includes $4.5 million recognized as a result of terminated lease agreements. Film revenue was $4.5 million versus $6.8 million in the same period last year. Film revenue in the first quarter of 2003 included the strong performance of the Company's film SPACE STATION. Theater operations revenue increased to $3.7 million in the first quarter of 2004 from $3.2 million in the same period last year. Other revenues were $0.6 million in the first quarter of 2004 compared to $1.3 million in the same period last year.


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                                     - 5 -


IMAX today confirmed that, based on financial results for the first quarter of 2004, it is reaffirming previously stated earnings guidance for full year 2004, as the Company expects to achieve earnings of between $0.25 and $0.35 cents per share before bond refinancing costs. The Company expects to achieve revenues of between $130 million and $140 million for 2004.

The Company will be hosting a conference call to discuss these results at 10:30 AM ET. To access the call interested parties should call (913) 981-5532 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 499834.


                                      # # #


ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX and IMAX 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX DMR (Digital Re-mastering) that makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family entertainment experiences. As of March 31, 2004, there were more than 235 IMAX theatres operating in 34 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R) and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

For additional information please contact:

MEDIA:                                           ANALYSTS:
IMAX CORPORATION, New York                       IMAX CORPORATION, New York
Romi Schutzer                                    Jennifer Gery
212-821-0144                                     212-821-0144
rschutzer@imax.com                               jgery@imax.com

ENTERTAINMENT MEDIA:                             BUSINESS MEDIA:
Newman & Company, Los Angeles                    Sloane & Company, New York
Al Newman                                        Whit Clay
818-784-2130                                     212-446-1864
asn@newman-co.com                                wclay@sloanepr.com


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                                     - 6 -


                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)


                                                                               THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                                  2004     2003
                                                                                -------   ------
REVENUE
IMAX systems                                                                    $16,021   $22,315
Films                                                                             4,489     6,835
Theater operations                                                                3,742     3,166
Other                                                                               629     1,333
                                                                                -------   -------
                                                                                 24,881    33,649
COSTS OF GOODS AND SERVICES                                                      12,519    17,648
                                                                                -------   -------
GROSS MARGIN                                                                     12,362    16,001

Selling, general and administrative expenses                                      8,335     8,144
Research and development                                                          1,144       712
Amortization of intangibles                                                         151       140
Income from equity-accounted investees                                               --      (287)
Receivable provisions, net of (recoveries)                                         (898)      614
                                                                                -------   -------
EARNINGS FROM OPERATIONS                                                          3,630     6,678

Interest income                                                                     126       265
Interest expense                                                                 (4,068)   (4,288)
Loss on retirement of notes                                                        (784)       --
                                                                                -------   -------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               (1,096)    2,655
Provision for income taxes                                                           --      (137)
                                                                                -------   -------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                   (1,096)    2,518
Net earnings (loss) from discontinued operations                                    200       (95)
                                                                                -------   -------
NET EARNINGS (LOSS)                                                                (896)    2,423
                                                                                =======   =======

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share - basic and diluted:
  Net earnings (loss) from continuing operations                                $  (0.03) $   0.07
  Net earnings (loss) from discontinued operations                              $   0.01  $     --
                                                                                --------  --------
  Net earnings (loss)                                                           $  (0.02) $   0.07
                                                                                ========  ========

Weighted average number of shares outstanding (000's):
     Basic                                                                        39,304    32,973
     Fully diluted                                                                39,304    33,273


Additional disclosure:

Depreciation and amortization (1)                                               $  2,483  $  2,533


(1) Includes $0.3 million of amortization of deferred financing costs charged to interest expense for the quarter ended March 31, 2004 (2003 - $0.2 million)

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                                     - 7 -


                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)



                                                                                 MARCH 31,
                                                                                   2004         DECEMBER 31,
                                                                               (UNAUDITED)          2003
                                                                               -----------      ------------
ASSETS
Cash and cash equivalents                                                       $   23,187       $   47,282
Restricted cash                                                                      1,229            4,961
Accounts receivable, net of allowance for doubtful accounts of $7,226
  (2003 - $7,278)                                                                   16,150           13,887
Financing receivables                                                               56,808           56,742
Inventories                                                                         27,599           28,218
Prepaid expenses                                                                     3,395            1,902
Film assets                                                                          1,227            1,568
Fixed assets                                                                        34,522           35,818
Other assets                                                                        13,575           13,827
Deferred income taxes                                                                3,923            3,756
Goodwill                                                                            39,027           39,027
Other intangible assets                                                              3,278            3,388
                                                                                ----------       ----------
   Total assets                                                                 $  223,920       $  250,376
                                                                                ==========       ==========

LIABILITIES
Accounts payable                                                                $    5,037       $    5,780
Accrued liabilities                                                                 51,388           43,794
Deferred revenue                                                                    60,105           63,344
New Senior Notes due 2010                                                          160,000          160,000
Old Senior Notes due 2005                                                               --           29,234
                                                                                ----------       ----------
   Total liabilities                                                               276,530          302,152
                                                                                ----------       ----------

COMMITMENTS, CONTINGENCIES AND GUARANTEES

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock - no par value. Authorized -
  unlimited number. Issued and outstanding - 39,304,491 (2003 - 39,301,758)        115,620          115,609
Other equity                                                                         3,210            3,159
Deficit                                                                           (172,085)        (171,189)
Accumulated other comprehensive income                                                 645              645
                                                                                ----------       ----------
   Total shareholders' deficit                                                     (52,610)         (51,776)
                                                                                ----------       ----------
   Total liabilities and shareholders' equity (deficit)                         $  223,920       $  250,376
                                                                                ==========       ==========




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        IMAX CORPORATION
                                        (Registrant)


Date: May 6, 2004                       By:          "Richard L. Gelfond"
                                              ----------------------------------
                                        Name:        Richard L. Gelfond
                                        Title:       Co-Chairman and
                                                     Co-Chief Executive Officer